EXHIBIT 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

John P. McBride, President and Chief Executive Officer and Shelley D. Miller, Senior Vice President and Chief Financial Officer of West End Indiana Bancshares, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2011 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2012	/s/ John P. McBride
Date	John P. McBride
President and Chief Executive Officer

March 29, 2012	/s/ Shelley D. Miller
Date	Shelley D. Miller
Senior Vice President and Chief Financial Officer